Exhibit 99.1

Choose Digital, Inc.

Financial Statements

Years Ended December 31, 2013 and 2012

Choose Digital, Inc.

Tel: 212.885.8000	100 Park Avenue
Fax: 212.697.1299	New York, NY 10017
www. bdo.com

Independent Auditor’s Report

Board of Directors Choose Digital, Inc. Coral Gables, FL
We have audited the accompanying financial statements of Choose Digital, Inc., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent meber firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Tel: 212.885.8000	100 Park Avenue
Fax: 212.697.1299	New York, NY 10017
www. bdo.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choose Digital, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY August 7, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent meber firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

Choose Digital, Inc.
Balance Sheets

December 31,	2013	2012
Current assets
Cash	$108,989	$390,802
Accounts receivable	105,716	18,182
Digital media content, net	689,013	677,761
Other current assets	53,111	12,086
Total current assets	956,829	1,098,831
Office furniture, fixtures, equipment, and leasehold improvements	57,240	55,469
Less: accumulated depreciation and amortization	(28,209)	(12,126)
Net property and equipment	29,031	43,343
Capitalized software development	1,092,837	502,892
Less: accumulated amortization	(186,339)	(29,143)
Net capitalized software development	906,498	473,749
Security deposits	112,061	112,061
Digital media content, net, less current portion	—	57,292
Total Assets	$2,004,419	$1,785,276

Liabilities, Convertible Redeemable Preferred Stock
and Stockholders’ Deficit

Current liabilities
Accounts payable	$148,026	$157
Accounts payable – minimum guarantee payments	1,331,995	919,527
Accrued liabilities	194,186	233,926
Deferred revenue	162,423	—
Convertible bridge loan	460,002	—
Total current liabilities	2,296,632	1,153,610
Long-term notes payable	1,500,000	—
Convertible bridge loan, less current portion	1,000,000	—
Total Liabilities	4,796,632	1,153,610
Commitments and Contingencies
Convertible Redeemable Preferred Stock
Series A convertible redeemable preferred stock - par value $0.0001,
53,053 shares authorized, issued and outstanding as of December
31, 2013 and 2012	359,161	359,161
Series B convertible redeemable preferred stock - par value $0.0001,
380,000 shares authorized, 359,082 shares issued and outstanding as
of December 31, 2013 and 2012	3,286,344	3,126,951
Stockholders’ Deficit
Common stock, par value $0.01, 9,000,000 shares authorized, 367,502
shares outstanding as of December 31, 2013 and 2012	3,675	3,675
Additional paid-in capital	136,333	295,726
Accumulated deficit	(6,577,726)	(3,153,847)
Total Stockholders’ Deficit	(6,437,718)	(2,854,446)
Total Liabilities, Convertible Redeemable Preferred Stock
and Stockholders’ Deficit	$2,004,419	$1,785,276
See accompanying notes to financial statements

Choose Digital, Inc.

Statements of Operations

For the years ended December 31,	2013	2012
Revenues	$443,649	$121,630
Expenses:
Direct expenses	1,418,586	727,973
Selling, general and administrative expenses	2,155,823	1,987,371
Depreciation and amortization expense	173,279	41,269
Total expenses	3,747,688	2,756,613
Loss from operations	(3,304,039)	(2,634,983)
Interest income (expense), net	(118,478)	3,815
Other income (expense), net	(1,362)	959
Net loss	$(3,423,879)	$(2,630,209)
See accompanying notes to financial statements.

Choose Digital, Inc.
Statements of Changes in Stockholders’ Deficit

	Series A Convertible		Series B Convertible
	Redeemable		Redeemable
	Preferred Stock		Preferred Stock			Common Stock
					Convertible			Additional		Total
					Redeemable			Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2011	53,053	$650,000	—	$—	$650,000	355,000	$3,550	$131,192	$(523,638)	$(388,896)

Exercise of warrants	—	—	—	—	—	7,185	72	646	—	718
Series A redeemable preferred
stock coupon buy-out	—	—	—	—	—	5,317	53	—	—	53
Issuance of Series B convertible
redeemable preferred stock	—	—	359,082	3,000,000	3,000,000	—	—	—	—	—

Reduction in value of Series A
convertible redeemable
preferred stock	—	(290,839)	—	—	(290,839)	—	—	290,839	—	290,839

Accretion for accrued dividends of
Series B convertible
redeemable preferred stock	—	—	126,951	126,951	—	(126,951)	—	—	(126,951) Net loss	—
							(2,630,209)	(2,630,209)
Balance, December 31, 2012	53,053	$359,161	359,082	$3,126,951	$3,486,112	367,502	$3,675	$295,726	$(3,153,847)	$(2,854,446)

Accretion for accrued dividends of
Series B convertible
redeemable preferred stock	—	—	—	159,393	159,393	—	—	(159,393)	—	(159,393)

Net loss	—	—	—	—	—	—	—	—	(3,423,879)	(3,423,879)
Balance, December 31, 2013	53,053	$359,161	359,082	$3,286,344	$3,645,505	367,502	$3,675	$136,333	$(6,577,726)	$(6,437,718)
See accompanying notes to financial statements

Choose Digital, Inc.

Statements of Cash Flows

For the years ended December 31,	2013	2012
Cash flows from operating activities:
Net loss	$(3,423,879)	$(2,630,209)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	1,580,452	758,675
Changes in operating assets and liabilities:
Accounts receivable	(87,534)	(18,182)
Digital media content	(948,664)	(550,432)
Other current assets	(41,025)	(12,086)
Security deposits	—	(107,061)
Deferred revenue	162,423	—
Accounts payable and accrued liabilities	108,128	112,267
Net cash used in operating activities	(2,650,099)	(2,447,028)

Cash flows from investing activities:
Purchase of property and equipment	(1,771)	(30,301)
Capitalized software costs	(589,945)	(502,892)
Net cash used in investing activities	(591,716)	(533,193)

Cash flows from financing activities:
Proceeds from loans	2,960,002	—
Proceeds from issuance of Series B convertible
redeemable preferred stock	—	3,000,000
Proceeds from exercise of warrants	—	718
Net cash provided by financing activities	2,960,002	3,000,718
Net (decrease) increase in cash	(281,813)	20,497
Cash at the beginning of the year	390,802	370,305
Cash at the end of the year	$108,989	$390,802
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$28,140	$—
See accompanying notes to financial statements

Choose Digital, Inc.

Notes to Financial Statements

1. BUSINESS ACTIVITY

Choose Digital, Inc. (“Choose Digital” or the “Company”) was founded in 2011. The Company’s objective is to build a class leading supply chain solution for the incentive & loyalty industry offering digital content (movies, TV shows, music, eBooks, audiobooks, etc.) as a point redemption option for loyalty, incentive and frequent flyer programs. The Company’s platform integrates directly into customer loyalty or incentive programs to allow members to redeem their earned points (or miles) for digital content instantly. The market positioning of Choose Digital is agnostic – there is no consumer-facing brand or any direct relationship with loyalty program members. The goal of the platform is to integrate seamlessly into the supply chain of the loyalty program, offering digital content as a point redemption option alongside traditional options such as merchandise, gift cards, travel, and concert tickets. The Company is constantly gathering digital content from leading film and TV studios, record labels, and publishers. The Company has integration options available depending on technical requirements, and has experience in the incentives and loyalty industry.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable and cash. The Company’s management has established certain credit requirements that customers must meet before sales credit is extended. As a consequence, concentrations of credit risk are limited. The Company maintains cash balances at financial institutions which, at times, may exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not historically experienced losses on cash accounts.

Accounts Receivable
Management believes all accounts receivable are current and collectible. Therefore, the Company has not included a provision for uncollectible accounts receivable. Any accounts deemed uncollectible will be written off when that determination is made.

Revenue Recognition
The Company recognizes revenue based upon its contracts with customers when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement to be persuasive evidence of an arrangement.

Choose Digital, Inc.

Notes to Financial Statements

When the Company sells codes to be redeemed for digital content, the revenue is deferred and recognized on a monthly basis as the digital content is downloaded.

Digital Media Content and Minimum Guarantee Payments

In order to obtain the content required for the Company to be able to transfer digital content to its customers for redemption as part of their loyalty programs, the Company enters into agreements with content providers to purchase content. Many of the agreements require the Company to guarantee minimum purchases. Once the Company signs the contract the content provider is owed the minimum guarantee payment regardless of the Company’s content usage. As a result, upon execution of an agreement the Company records a payable to the content provider and records an asset for digital media content. Consistent with ASC 350-30, the digital media content is to be amortized using a method that reflects the pattern in which the economic benefits of the asset is consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method should be used. As the Company is in its early stages of operations, it is deemed that there is an insufficient history to be able to predict future usage of the digital media content over the life of a contract, which is one to two years. As a result, digital media content is amortized on a straight-line basis over the underlying agreement’s contractual life, beginning upon execution of the contract as that begins the period of benefit of the content. The balance of minimum guarantee payments as of December 31, 2013 and 2012 was $1,331,995 and $919,527, respectively. Charges for content are recorded to Direct Expenses on the Statements of Operations for the years ended December 31, 2013 and 2012 and were $1,135,678 and $670,910, respectively.

Property and Equipment

Property and equipment is stated at cost. Expenditures for repairs and maintenance are charged to operations when incurred. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment	3 years
Machinery and equipment	3 years
Transportation and equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of the lease term or life of the asset

Choose Digital, Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets

The Company continually evaluates whether events or changes in circumstances have occurred that indicate that the carrying value of its long-lived assets may be impaired. When such events occur, the Company compares the carrying amounts of the assets to their fair value. If this comparison indicates that there may be impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. To date, the Company believes that no impairments have occurred.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the new standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 inputs to the valuation methodology include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and, inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s financial instruments, including cash, accounts receivable, and accounts payable are carried at cost which approximates fair value due to the short-term maturity of these instruments. The carrying amount of loans payable approximates fair value as current borrowing

Choose Digital, Inc.

Notes to Financial Statements

rates for the same, or similar issues, are the same as those that were given to the Company at the issuance of these loans.

Capitalized Software

The Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $1,092,837 and $502,892 as of December 31, 2013 and 2012, respectively, in accordance with ASC 350-40 "Internal-use Software". At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software of five years. Amortization expense for the years ended December 31, 2013 and 2012 was $157,195 and $29,144, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 7, 2014, the date on which these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements other than what is disclosed in Note 7.

3. COMMITMENTS

The Company leases its corporate office space under a three year lease that expires on May 1,
2016. Rental expense was $54,966 and $51,354 for the years ended December 31, 2013 and 2012, respectively. The lease requires the following minimum rental commitments:

Year ending December 31,	Amount
2014	$19,950
2015	35,250
2016	15,000

At December 31, 2013, the Company has commitments relating to guarantee payments to content providers of $1,331,995 over the next year.

Choose Digital, Inc.

Notes to Financial Statements

The Company is not a party to any legal proceedings that it believes will have a material impact on its business, financial condition, results of operations or liquidity.

4. INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses income tax positions and records tax benefits for all years subject to examination based upon evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. As a result, no interest or penalties have been accrued or charged to expense for the years ended December 31, 2013 and 2012. Should any such interest and penalties be incurred in future periods, the Company’s policy would be to recognize them as income tax expense.

For the years ended December 31, 2013 and 2012, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward. At December 31, 2013 the Company had a Net Operating Loss carryforward of approximately $2.5 million, which will begin to expire in 2031. The Company has established a full valuation allowance against its deferred tax assets as of December 31, 2013 and 2012. Income tax expense for the years ended December 31, 2013 and 2012 was $0 and $0, respectively.

Choose Digital, Inc.

Notes to Financial Statements

A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows:

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Statutory U.S. Federal tax rate	35%	35%
State and local income taxes – net of federal benefit	—%	—%
Valuation allowance	(35)%	(35)%
Effective tax rate	—%	—%
The federal and state income tax returns of the Company for 2012 and 2011 are subject to examination by the IRS and state taxing authorities, under the normal statute of limitations.

5. PREFERRED STOCK

The Company may issue shares of preferred stock in one or more series, each with such rights, preferences, powers, privileges and restrictions, qualifications and limitations as the Board of Directors of the Company may determine at the time of issuance. As of December 31, 2013 and
2012 the Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 53,053 are designated as Series A and 380,000 are designated as Series B. On December 13, 2011 the Company issued 53,053 shares of Series A Redeemable Preferred Stock at a price of $12.25 per share, for gross cash proceeds of $650,000. On March 7, 2012 the Company issued 359,082 shares of Series B Convertible Redeemable Preferred Stock (“Series B PS”) at a price of $8.3546 per share, for gross cash proceeds of $3,000,000. Upon issuance, shares of Series B PS may, at the option of the holder, be converted at any time into shares of common stock. Series B PS has a $3,000,000 liquidation preference, a 5% cumulative and participating dividend, and certain protective consent rights with respect to certain actions of the Company.

Prior to issuance of Series B PS in March 2012, holders of the Series A Redeemable Preferred Stock were given additional shares of common stock as a result of a modification to the terms of their preferred stock which eliminated the original term of a fixed cumulative dividend, provided for the subordination of the liquidation preference to that of the Series B PS, and reduced certain protective voting rights. In addition to these modifications, the Series A Redeemable Preferred Stock was modified to make it convertible into shares of common stock (“Series A Convertible Redeemable Preferred Stock” or “Series A PS”). As a result of these modifications, there was a decrease in value to Series A of $290,839 recorded as a reduction to Series A PS and as an increase to additional paid-in capital.

Conversion - each share of Series A and B preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion. Under the terms of the agreements the conversion price is initially equal to $12.25 per share of Series A PS and $8.3546 per share of Series B PS and shall be subject to adjustment upon the issuance of additional shares of common stock without consideration or for consideration which is less than the

Choose Digital, Inc.

Notes to Financial Statements

conversion price in effect immediately prior to such issuance. The conversion price shall also be subject to adjustment for stock splits, combinations, certain dividends and distributions, and mergers or reorganizations. In addition, each share of Series A PS and Series B PS shall automatically be converted into a share of common stock, by dividing the original issue price of each series of preferred stock by its conversion price in effect at the time of the mandatory conversion, immediately upon the closing of the sale of shares of common stock to the public at a price per share of $167.00, in a firm- commitment underwritten public offering pursuant to an effective registration statement resulting in at least $40 million of net proceeds.

Redemption – at any time on or after March 7, 2017 the Company may be required to redeem the Series B PS at a price equal to the greater of the Series B PS original issue price per share and the fair market value of a single share of Series B PS plus accrued but unpaid dividends, after a majority of the holders of Series B PS, any time on or after December 7, 2016, provide the Company with a written notice requesting redemption of all shares of Series B PS. At any time after the later of August 4, 2013 and the redemption and the payment in full of Series B PS, upon receipt of written notice from any holder of Series A PS requesting redemption, the Company shall redeem such shares of Series A PS at a price equal to the applicable original issue price of such share of preferred plus any declared and unpaid dividends, less any cash previously distributed to such holder in excess of such amount.

Voting - the holder of each share of Series A PS and Series B PS is entitled to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible into on the record date for the vote.

Dividends - the holders of Series B PS are entitled to receive dividends at the rate of $0.41733, compounding annually, which shall accrue on each share of Series B PS. These dividends shall accrue, whether or not declared, and shall be cumulative, provided however that such dividends shall be payable only when, and if, declared by the Board of Directors. In fiscal 2013 and 2012 $159,393 and $126,951, respectively, was recorded to Series B PS and as a reduction to additional paid-in capital relating to the accretion in value of such preferred stock as a result of accrued dividends.

In the event of a liquidation of the Company, whether voluntary or involuntary, the holders of shares of Series B PS shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series A PS or common stock an amount per share equal to the Series B PS original issue price, plus any accruedbut unpaid dividends. After the payment of all preferential amounts required to be paid to the holders of the shares of Series B PS, the holders of Series A PS shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration, received in such a liquidation event, an amount per share of the Series A PS equal to the applicable original issue price of such share of preferred plus any declared and unpaid dividends.

Series A PS and Series B PS are classified as mezzanine equity.

Choose Digital, Inc.

Notes to Financial Statements

6. LOANS PAYABLE

Series B Loan – on March 7, 2012 in connection with the sale and issuance of the Company’s Series B PS, discussed more fully in Note 5, each purchaser, in addition to the purchase of Series B PS, agreed to purchase a promissory note (“Series B Note”) in the maximum principal amount per purchaser as stated in the Unit Purchase Agreement. The Series B Notes provided for the Company to obtain advances from each note holder up to the maximum principal amount set forth in each Series B Note, with the aggregate principal amount of all of the Series B Notes being $1,500,000. As of December 31, 2013 the maximum principal amount of $1,500,000 was borrowed and was outstanding. There were no borrowings or amount outstanding as of December 31, 2012. The Series B Notes bear interest at 8% per annum and outstanding principal and unpaid interest is due March 7, 2017.

Bridge Loan - on July 16, 2013 the Company entered into a Convertible Promissory Note Purchase Agreement (the “Bridge Loan”) with certain accredited investors (the “Purchasers”) to provide the Company with additional resources to conduct its business. The Purchasers agreed to loan the Company a minimum of $600,000 at 8% interest per year. The terms of the Bridge Loan provided for the conversion of the entire principal amount of the Bridge Loan and accrued interest to equity at such time that the Company engages in the sale of equity securities in which the Company were to receive at least $6,000,000 in gross proceeds at a valuation of the Company of not less than $8,000,000 (the “Next Financing”). Per the terms of the Bridge Loan, due to the fact that the Next Financing did not occur on or prior to the maturity date of the Bridge Loan (September 30, 2013), nor the payment in full of all payment obligations before the maturity dates, the Purchasers were able to elect to convert the outstanding principal amount of the Bridge Loan and the accrued interest into fully paid and nonassessable shares of common stock of the Company. The number of shares of common stock to be issued upon such conversion would be equal to the quotient obtained by dividing (i) the sum of the entire principal amount of the Bridge Loan plus the accrued but unpaid interest by (ii) the then-current fair market value of the Company’s common stock. In September 2013 the Purchasers agreed to extend the terms of the Bridge Loan and the Company raised another $400,000. In February 2014 a conversion took place and the process was formally closed (see Note 7). As of December 31, 2013 the outstanding principal amount of the Bridge Loan was $1,460,002. In connection with the February 2014

Dividends - the holders of Series B PS are entitled to receive dividends at the rate of $0.41733, compounding annually, which shall accrue on each share of Series B PS. These dividends shall accrue, whether or not declared, and shall be cumulative, provided however that such dividends shall be payable only when, and if, declared by the Board of Directors. In fiscal 2013 and 2012
$159,393 and $126,951, respectively, was recorded to Series B PS and as a reduction to additional paid-in capital relating to the accretion in value of such preferred stock as a result of accrued dividends.

In the event of a liquidation of the Company, whether voluntary or involuntary, the holders of shares of Series B PS shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before

Choose Digital, Inc.

Notes to Financial Statements

any payment shall be made to the holders of Series A PS or common stock an amount per share equal to the Series B PS original issue price, plus any accrued conversion, $1,000,000 of the principal amount of the Bridge Loan outstanding as of December 31,
2013 was converted into shares of Series C Convertible Redeemable Preferred Stock and as such has been classified as long-term on the Company’s Balance Sheet. The remaining principal balance as of December 31, 2013 of $460,002 is due within one year from December 31, 2013 and as such has been classified as short-term on the Company’s Balance Sheet.

7. SUBSEQUENT EVENTS

On February 20, 2014 the Company formally closed the executed conversion option of the Bridge Loan Purchasers and as a result exchanged $1,043,365 of principal and accrued but unpaid interest for the issuance of 93,343 shares of Series C Convertible Redeemable Preferred Stock (“Series C PS”) with a fair value of $7,582,252. In connection with the issuance of this Series C PS, a charge of approximately $6,539,000 will be recorded in the first quarter of Fiscal 2014 related to a loss on conversion of the debt.

On February 20, 2014 the terms of the Series B Notes were changed to allow for conversion of the debt into shares of Series B PS at the same conversion rate as the price paid for the initial Series B PS of $8.3546 per share. The principal and accrued but unpaid interest balance of the Series B Notes of $1,607,946 was converted into 192,462 shares of Series B PS. At the time of conversion the Series B PS had a fair value of $9.35 per share. In connection with the issuance of these shares of Series B PS, an interest expense charge of approximately $192,000 will be recorded in the first quarter of Fiscal 2014 related to the beneficial conversion feature of this instrument as of the commitment date.

On May 9, 2014 the Company further secured loans from shareholders totaling $440,000 to be used for operations.

On June 24, 2014 the Company entered into an Agreement and Plan of Merger with Viggle Inc. (“Viggle”) by which Viggle acquired all of the stock of the Company for a stated purchase price in shares of Viggle common stock.